Exhibit 4.2
THIRD SUPPLEMENTAL INDENTURE
THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 19, 2017, by and among Post Holdings, Inc., a Missouri corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of August 18, 2015, as amended and supplemented by the First Supplemental Indenture, dated as of January 22, 2016 and the Second Supplemental Indenture, dated as of March 28, 2017 (together, the “Indenture”), providing for the issuance of 8.00% Senior Notes due 2025 (the “Notes”);
WHEREAS, the Company has distributed an Offer to Purchase and Consent Solicitation Statement, dated as of May 8, 2017 (the “Statement”), with an accompanying Letter of Transmittal and Consent (“Letter of Transmittal and Consent”), to the Holders of the Notes in connection with the solicitation of such Holders’ consent to certain proposed amendments to the Indenture;
WHEREAS, pursuant to the Statement, the Holders of at least a majority in aggregate principal amount of the Notes outstanding as of the date hereof (excluding, for this purpose, any Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor) have consented to the amendments effected by this Supplemental Indenture in accordance with the provisions of the Indenture, evidence of such consents has been provided by the Company to the Trustee, and all other conditions precedent, if any, provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with as of the date hereof; and
WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
SECTION 1.02.    DEFINITION. When used herein, “Trigger Event” shall mean the occurrence of each of the following events: (1) the Initial Payment Date (as such term is defined in the Statement), or if there is no Initial Payment Date, the Final Settlement Date (as such term is defined in the Statement), and (2) the Company’s payment to holders of Notes the Consent Payment (as such term is defined in the Statement) payable as of such Initial Payment Date for Notes tendered on or before the Early Tender Deadline (as such term is defined in the Statement), or if there is no Initial Payment Date, the Final Settlement Date, pursuant to the terms and conditions of the Statement and the Letter of Transmittal and Consent.

ARTICLE II
AMENDMENTS TO THE INDENTURE
SECTION 2.01.    CONSENT AND AMENDMENT. Effective upon the Trigger Event, and without any further action by any party hereto, the Indenture is hereby amended as follows:
(a)    The text of Sections 3.09, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 (including the corresponding provisions of paragraph (7) of Exhibit A of the Indenture and each Note), 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18, 5.01, 5.02, 6.01(3), 6.01(4), 6.01(5), 6.01(7) and 6.01(8) shall each be deleted in its entirety and replaced with “[Reserved].”
(b)    All defined terms in Sections 1.01 and 1.02 that appear only in the text of the Indenture that has been deleted pursuant to subsection (a) above shall be eliminated from Sections 1.01 and 1.02. In addition, any and all references in the Indenture, including in Section 6.01, to the deleted text referred to in this Section 2.01 will also be deleted in their entirety.
(c)    The Company will give prompt written notice that the Trigger Event has occurred and that the amendments have become effective.
ARTICLE III
MISCELLANEOUS
SECTION 3.01.    EXECUTION AS SUPPLEMENTAL INDENTURE. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part thereof.
SECTION 3.02.    RATIFICATION AND INCORPORATION OF INDENTURE. As supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.
SECTION 3.03.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, agent, manager, partner, member, incorporator, shareholder or unitholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
SECTION 3.04.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
SECTION 3.05.    SEPARABILITY. In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, but this Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.
SECTION 3.06.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.07.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 3.08.    THE TRUSTEE. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, or with respect to the Statement or the Letter of Transmittal and Consents, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

POST HOLDINGS, INC.

By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Senior Vice President, General Counsel and Chief Administrative Officer, and Secretary

AGRICORE UNITED HOLDINGS INC.
AMERICAN BLANCHING COMPANY
ATTUNE FOODS, LLC
CUSTOM NUTRICEUTICAL LABORATORIES, LLC
DAKOTA GROWERS PASTA COMPANY, INC.
DNA DREAMFIELDS COMPANY, LLC
DYMATIZE ENTERPRISES, LLC
DYMATIZE HOLDINGS, LLC
GB ACQUISITION USA, INC.
GOLDEN ACQUISITION SUB, LLC
GOLDEN BOY NUT CORPORATION
GOLDEN BOY PORTALES, LLC
GOLDEN NUT COMPANY (USA) INC.
NUTS DISTRIBUTOR OF AMERICA INC.
POST ACQUISITION SUB IV, LLC
PREMIER NUTRITION CORPORATION
PRIMO PIATTO, INC.
SUPREME PROTEIN, LLC
TA/DEI-A ACQUISITION CORP.
TA/DEI-B1 ACQUISITION CORP.
TA/DEI-B2 ACQUISITION CORP. and
TA/DEI-B3 ACQUISITION CORP.

By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary of each above listed entity

[SIGNATURE PAGE 1 OF 3 TO THE THIRD SUPPLEMENTAL INDENTURE (2025 INDENTURE)]

CASA TRUCKING, INC.
CRYSTAL FARMS REFRIGERATED DISTRIBUTION COMPANY
M.G. WALDBAUM COMPANY
MFI HOLDING CORPORATION
MFI INTERNATIONAL, INC.
MICHAEL FOODS GROUP, INC.
MICHAEL FOODS OF DELAWARE, INC.
MICHAEL FOODS, INC.
MOM Brands Company, LLC
MOM Brands Sales, LLC
National Pasteurized Eggs, Inc.
National Pasteurized Eggs, LLC
NORTHERN STAR CO.
PAPETTI’S HYGRADE EGG PRODUCTS, INC.
PCB Battle Creek, LLC
POST CONSUMER BRANDS, LLC and
POST FOODS, LLC

By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Assistant Secretary of each above-listed entity

[SIGNATURE PAGE 2 OF 3 TO THE THIRD SUPPLEMENTAL INDENTURE (2025 INDENTURE)]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
Name: Gregory S. Clarke
Title: Vice President

[SIGNATURE PAGE 3 OF 3 TO THE THIRD SUPPLEMENTAL INDENTURE (2025 INDENTURE)]